UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2016

SANGAMO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30171	68-0359556
(Commission File Number)	(IRS Employer Identification No.)

501 Canal Blvd	Richmond, California 94804
(Address of Principal Executive Offices)	(Zip Code)

(510) 970-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Form 8-K filed by Sangamo BioSciences, Inc. (the “Company”), on June 1, 2016 (the “June 2, 2016 Form 8-K”), the Board of Directors (the “Board”) of the Company appointed Dr. Alexander (Sandy) Macrae to serve as President and Chief Executive Officer of the Company effective as of June 1, 2016. On June 14, 2016, the Board appointed Dr. Macrae to serve as a director of the Board until he is duly elected at the 2017 Annual Meeting of Stockholders. Additional information regarding Dr. Macrae, including his biography, is set forth in the June 2, 2016 Form 8-K, which incorporated herein by reference to this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On June 14, 2016, Sangamo BioSciences, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders in which the stockholders approved, among other things, an amendment to Article V of the Company’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to remove a provision stating that a director or the entire Board of Directors of the Company may be removed only for cause by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Company entitled to vote in an election of directors (the “Charter Amendment”). The Charter Amendment became effective on June 14, 2016. As previously disclosed in a Form 8-K filed on March 18, 2016, which is incorporated herein by reference, in connection with the Charter Amendment, the Board of Directors also approved Amendment No. 1 to the Company’s Second Amended and Restated Bylaws (the “Bylaw Amendment”) to provide that any and all of the directors may be removed from office at any time, with or without cause, if such removal is approved by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Company then entitled to vote in the election of directors. The Bylaw Amendment also became effective on June 14, 2016.

The foregoing description of the Charter Amendment is qualified in its entirety by the text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on Tuesday, June 14, 2016 for the purposes of (i) electing eight directors to serve on the Board for a one-year term; (ii) approving an amendment to the Company’s Certificate of Incorporation and Bylaws to eliminate the provisions prohibiting removal of directors without cause; and (iii) ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. There were present at the meeting, in person or represented by proxy, the holders of 61,457,044 shares of common stock, constituting a quorum. Stockholders approved all three proposals.

The final votes on the proposals were recorded as follows:

Proposal No. 1: Election of Directors

Each nominee for director listed in the proxy statement for the Annual Meeting was elected by the votes set forth in the table below:

Director Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Edward O. Lanphier	36,775,218	794,484	407,764	23,479,578
Robert F. Carey	36,867,171	675,883	434,412	23,479,578
Paul B. Cleveland	36,685,097	924,252	368,117	23,479,578
Stephen G. Dilly, M.B.B.S., Ph.D.	37,008,188	586,028	383,250	23,479,578
Steven J. Mento, Ph.D.	35,330,528	2,255,538	391,400	23,479,578
H. Stewart Parker	35,462,752	2,113,549	401,165	23,479,578
Saira Ramasastry	37,031,496	544,141	401,829	23,479,578
William R. Ringo	32,522,517	5,064,849	390,100	23,479,578

Proposal No. 2: Approval of an amendment to the Company’s Certificate of Incorporation and Bylaws to eliminate the provisions prohibiting removal of directors without cause.

The amendment to the Company’s Certificate of Incorporation and Bylaws was approved by the votes set forth in the table below:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of amendment to Sangamo’s Certificate of Incorporation and Bylaws	57,463,125	3,521,078	472,841	0

Proposal No. 3: Ratification of Appointment of Ernst & Young LLP

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified by the votes set forth in the table below:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Appointment of Ernst & Young LLP	59,458,000	1,453,881	545,163	0

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

3.1	Certificate of Amendment dated June 14, 2016.

3.2	Amendment No. 1 to the Second Amended and Restated Bylaws of the Company

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO BIOSCIENCES, INC.

By:	/s/ Alexander (Sandy) Macrae
Name: Alexander (Sandy) Macrae
Title: President and Chief Executive Officer

Dated: June 15, 2016